UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2019

ATTIS INDUSTRIES INC.

(Exact name of registrant as specified in its charter)

New York	001-13984	13-3832215
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

12540 Broadwell Road, Suite 2104

Milton, GA 30004

 (Address of principal executive offices)

(678) 580-5661

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As described in Item 5.07 of the Current Report on Form 8-K that Attis Industries Inc. (the “Company”) filed with the Securities and Exchange Commission (the “Commission”) on March 8, 2019, on March 7, 2019, at a special meeting (the “Meeting”) a majority of the holders of the Company’s common stock approved the granting of discretionary authority to the Company’s Board of Directors (the “Board”) to, at any time or times for a period of up to six months from the date of the Meeting, adopt an amendment to the Company’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to effect a reverse stock split at a ratio up to 1 for 18, such ratio (or the decision not to proceed with a reverse stock split) to be determined by the Board (the “Reverse Stock Split Authorization”).

On March 13, 2019, at the direction of Board, pursuant to the Reverse Stock Split Authorization and the Board’s determination that a reverse stock split in the ratio of 1-for-8 (the “Reverse Stock Split”) would be in the best interests of the Company and its shareholders, the Company filed a Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of the State of New York (the “Amendment”) effecting the Reverse Stock Split.

The Amendment provides that every eight shares of the Company’s issued and outstanding common stock will automatically be combined into one issued and outstanding share of common stock, without any change in par value per share. The Reverse Stock Split will affect all shares of the Company’s common stock outstanding immediately prior to the effective time of the Amendment. In addition, all outstanding shares and/or conversion/exercise prices of any preferred stock, restricted stock units, stock options and warrants entitling the holders to purchase shares of our Common Stock, will be subject to adjustment in accordance with their respective terms and conditions as a result of the Reverse Stock Split. In particular, the conversion or exercise prices of such securities will be multiplied by 8 and/or the number of such securities will be divided by 8. Additionally, the Reverse Stock Split will result in a further adjustment to the exercise price of certain securities, to be calculated based on the volume-weighted average trading price of the Company’s common stock preceding the Reverse Stock Split, as specifically set forth in such securities.

No fractional shares will be issued as a result of the Reverse Stock Split. Stockholders of record who would otherwise have been entitled to receive a fractional share will receive the number of shares rounded up to the nearest whole share.

The Company’s common stock will begin trading on The NASDAQ Capital Market on a split-adjusted basis when the market opens on March 18, 2019. The new CUSIP number for the Company’s common stock following the reverse stock split is 049836208.

Additionally, pursuant to the Reverse Stock Split, the Company’s publicly-traded warrants to purchase common stock (the “Listed Warrants”) will be split on a 1-for-8 basis. The Listed Warrants will begin trading on The NASDAQ Capital Market on a split-adjusted basis when the market opens on March 18, 2019. The new CUSIP number for the Company’s listed warrants following the reverse stock split is 049836125.

The foregoing description is qualified in its entirety by the Amendment, which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01 Other Events.

On March 15, 2019, the Company issued a press release with regard to the Reverse Split. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No	Description
3.1	Certificate of Amendment
99.1	Press Release dated March 15, 2019.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATTIS INDUSTRIES INC.

Date: March 15, 2019	By:	/s/ Jeffrey Cosman
Name: Jeffrey Cosman
Title: Chief Executive Officer

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